Exhibit 99.1

McEwen Mining Los Azules Metallurgical Update

Alternative Process Methods Demonstrate Potential for Improved Economic Returns

TORONTO, ONTARIO - (March 13, 2013) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce new metallurgical studies that confirmed preliminary work and tested alternative process methods at its 100% owned Los Azules Copper Project in San Juan Province, Argentina.  The work was performed by Plenge Metallurgical Laboratory in Lima, Peru and supervised by Samuel Engineering of Denver, Colorado.  The tests produced positive results in the three areas discussed below, all of which should improve the economic returns associated with the project by reducing operating and capital costs, increasing the amount of material available for processing, and reducing export taxes.

1)             Flotation optimization

Test results confirm that a significantly coarser grind size of 175μm can be used on Los Azules mineralized material versus the 125μm used in past testing.  This will reduce milling costs and should not negatively impact copper recoveries which have been estimated at approximately 93%.

2)             Pressure oxidation on flotation concentrates

A Preliminary Economic Assessment (“PEA”) was completed on the Los Azules project in 2010.  It contemplated that a copper concentrate would be produced on site and then shipped to a port on the Pacific coast via a pipeline through Chile.  The concentrate would then be sent to a smelter for processing.  This scenario poses some logistical and financial challenges, so testwork has been performed to determine if the concentrate could be processed through a pressure oxidation process at site to produce copper cathode.  Results from this testwork were positive and very high extraction rates of copper from the concentrate were achieved for both primary and supergene material indicating that producing a cathode on site is possible.  The benefits of producing a cathode on site instead of a concentrate include: i) a reduction in export taxes (5% on cathode versus 10% on concentrate); ii) the removal of the pipeline from the initial capital expenditures and; iii) the removal of treatment and refining charges from the smelting process.

3)             Testing of low grade material for suitability in a heap leach

The 2010 PEA was based on a resource that used a cut-off grade of 0.35% copper and a mine plan that used a cut-off grade of 0.205% copper within the resource pit shell.  All of the material above the mine plan cut-off will be milled.  Column leach testing was performed to determine the viability of processing mineralized material below this cut-off grade through heap leaching.  Positive results were achieved with an expected copper extraction rate for the run-of-mine material of approximately 63%.  These results mean that a significant portion of lower grade material previously considered waste could potentially be processed.

McEwen Mining has begun work on an updated PEA which is expected to be completed in the third quarter of this year.  The updated PEA will be based on a significantly larger mineral resource and will evaluate the possibility of increasing the daily throughput.  The updated PEA will also incorporate the results of these metallurgical studies.

Los Azules is one of the world’s largest, undeveloped, high-grade, open pit copper projects which, contains significant growth potential and these metallurgical results only enhance the value of the project as they demonstrate that the deposit is amenable to proven and established processing methods.

About Los Azules

Los Azules is a large undeveloped copper porphyry system located in western San Juan Province within a belt of porphyry copper deposits that straddles the Chilean/Argentine border. This belt contains some of the world’s largest copper deposits, including Codelco’s El Teniente and Andina mines, Anglo American’s Los Bronces mine, Antofagasta PLC’s Los Pelambres mine and Xstrata’s El Pachón project, among others.  Los Azules is one of the world’s largest, highest grade, undeveloped copper-porphyry deposits not owned by a major base metal company.

The mineral resources for Los Azules were calculated in January 2013 and are summarized in the table below with a cut-off grade of 0.35% copper.

Mineral Resource Category	Tonnes (millions)	Copper (%)	Contained Copper (MM lbs)	Gold grams/tonne	Silver grams/tonne
Indicated	310	0.65	4.45	0.07	1.8
Inferred	1,302	0.49	13.95	0.06	2.0

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth gold producer focused in the Americas.  McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar Project in Nevada, US; the Los Azules Project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico.

McEwen Mining has 296,024,859 shares issued and outstanding.  Rob McEwen, Chairman, President and Chief Owner, owns approximately 25% of the shares of the Company.  As of December 31, 2012, McEwen Mining had cash and liquid assets of approximately US$79 million and is debt free.

Technical Information:

Richard S. Kunter, FAusIMM, CP, QP, Chief Process Engineer, Mining and Metals, Samuel Engineering, Inc., who is a Qualified Person and independent of McEwen Mining, as defined by National Instrument 43-101 (“NI 43-101”) has reviewed and approved the technical content of this news release.

For additional information about the Los Azules project see the Technical Report titled “Los Azules Porphyry Copper Project, San Juan Province, Argentina” dated August 1, 2012, with an effective date of June 15, 2012, prepared by D. Ernest Winkler, P.Eng., Robert Sim, P.Geo., Bruce Davis, PhD, FAusIMM and James K. Duff, P.Geo., all of whom are qualified persons and all of whom are independent of McEwen Mining, each as defined by NI 43-101.  The foregoing report is available under the Corporation’s profile on SEDAR (www.sedar.com).

The mineral resource estimate referenced in this news release was prepared in January 2013 by Robert Sim, P.Geo. And Bruce Davis, PhD, FAusIMM, each a qualified person and independent of McEwen Mining, each as defined by NI 43-101 and disclosed in the Corporation’s news release dated February 5, 2013 titled “McEwen Mining Continues to Expand Los Azules’ Large, High-Grade, Mineral Resource.

Cautionary Note to U.S. Investors:

McEwen Mining reports its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (“NI 43-101”).  These standards are different from the standards generally permitted in reports filed with the SEC.  Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC.  According to Canadian NI 43-101 criteria, the estimation of measured resources and indicated resources involve greater uncertainty as to their economic feasibility than the estimation of proven and probable reserves.  Under SEC Industry Guide 7 criteria, measured, indicated and inferred resources are considered Mineralized Material.  The SEC considers that in addition to greater uncertainty as to the economic feasibility of

Mineralized Material compared to proven and probable reserves, there is also greater uncertainty as to the existence of Mineralized Material. U.S. investors are cautioned not to assume that measured or indicated resources will be converted into economically mineable reserves.  The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

Caution Concerning Forward-Looking Statements

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic, political and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to the cost of transferring or otherwise allocating funds between operating jurisdictions, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks associated with the construction and permitting of mining operations and commencement of production and the projected costs thereof, risks related to litigation, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova
Investor Relations
Tel: (647) 258-0395 ext 410
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Fax: (647) 258-0408

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